                                                                 Exhibit (99)(B)

THIS BOND INDEX NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR BOND INDEX NOTES IN CERTIFICATED FORM, THIS BOND INDEX NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS BOND INDEX
NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND INDEX NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-                                                                 $[      ]
CUSIP 590188 31 4                                     aggregate principal amount


                           MERRILL LYNCH & CO., INC.
                 Bond Index Notes, Domestic Master Series 1999A
                             due December 23, 2002
                              ("Bond Index Notes")

          MERRILL LYNCH & CO., INC., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, (i) an amount in cash equal to the Maturity Amount, as defined below, on December 23, 2002 (the "Stated Maturity") and, (ii) until the Maturity Amount is paid or duly made available for payment, interest on the principal amount hereof in an amount (the "Interest Payment Amount") in cash equal to the Index Rate of Interest (as defined below) less the Spread (as defined below) on June 22, 2000, December 22, 2000, June 22, 2001, December 24, 2001, June 24, 2002 and December 23, 2002 (each, an "Interest Payment Date").

          Payment of interest and the Maturity Amount with respect to this Bond Index Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          This Bond Index Note is one of the series of Bond Index Notes, Domestic Master Series 1999A due December 23, 2002.

Payment of Interest

          On each Interest Payment Date, a beneficial owner of a Bond Index Note will be entitled to an Interest Payment Amount equal to the Index Rate of Interest less the Spread. The "Index Rate of Interest" for the Merrill Lynch U.S. Domestic Master Index (the "Index") is equal to the weighted average of the interest accrued and interest paid on the securities underlying the Index less the amount of any interest scheduled to have been paid but not paid during such interest period on such underlying securities. For any interest period, the Index Rate of Interest for the Index will be calculated as the percentage change in value of the total return of the Index less the percentage change in value of the price return component of the Index over the applicable interest period.
For each interest period, the interest payment for each $20 principal amount will equal:

      [ (  Ending Total Return Value         )   (  Ending Price Return Value        )           ]
$20 x [ (  ----------------------------  - 1 ) - (  ---------------------------  - 1 )  - Spread ]
      [ (  Starting Total Return Value       )   (  Starting Price Return Value      )           ]


          Determination of the Interest Income

          For purposes of determining the Interest Payment Amount on June 22, 2000 (the "Initial Interest Payment Date"), the "Starting Total Return Value" for the Bond Index Notes equals ______________. For purposes of determining the Interest Payment Amount on any other Interest Payment Date, the Starting Total Return Value for the Bond Index Notes will equal the Ending Total Return Value (as defined below) used in connection with the calculation of interest for the immediately preceding Interest Payment Date.

          The "Ending Total Return Value" for the Bond Index Notes will equal the value of the total return index for the Index most recently published on the Bloomberg information system at 11:00 a.m., New York City time, on the fourth Business Day immediately preceding the applicable Interest Payment Date.

          For purposes of determining the Interest Payment Amount on the Initial Interest Payment Date, the "Starting Price Return Value" for the Bond Index Notes equals _______________. For purposes of determining the Interest Payment Amount on any other Interest Payment Date, the Starting Price Return Value for the Bond Index Notes will equal the Ending Price Return Value (as defined below) used in connection with the calculation of the Interest Payment Amount for the immediately preceding interest period. The price return index level on any day is determined by reference to the prices (exclusive of accrued interest) of the securities comprising the Index on such day, as determined by the Portfolio Strategies Group of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S").

          For purposes of determining the Interest Payment Amount for any interest period, the Ending Price Return Value for the Bond Index Notes will equal the value of the price return index for the Index most recently published for the Bond Index Notes on the Bloomberg information system at 11:00 a.m., New York City time, on the fourth Business Day immediately preceding the applicable Interest Payment Date.

          With respect to any Interest Payment Date for the Bond Index Notes, an interest period will be the period from and including the fourth Business Day immediately preceding the most recent prior Interest Payment Date to but excluding the fourth Business Day immediately preceding the subject Interest Payment Date or, in the case of the initial interest period, the period from the fourth Business Day immediately preceding the original issue date of the Bond Index Notes to but excluding the fourth Business Day immediately preceding the Initial Interest Payment Date.

          The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Bond Index Note (or one or more Predecessor Securities) is registered on the books and records of the Company at the close of business on the Regular Record Date for such interest, which shall be the Business Day immediately preceding such Interest Payment Date. In the event the Bond Index Notes do not remain in book-entry form, the Regular Record Date shall be the fifteenth day (whether or not a Business Day) immediately preceding the applicable Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Bond Index Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Bond Index Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, as more fully provided in such Indenture.

          Any payment of interest or the Maturity Amount, as the case may be, required to be made on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest shall accrue as a result of such delayed payment.

          For purposes of this Bond Index Note, a "Business Day" shall mean any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

          The "Spread" is [    ]% (per interest period) for each $20 principal
amount hereof.

Maturity Amount

          On the Stated Maturity of the Bond Index Notes, in addition to an interest payment for the final interest period, a beneficial owner of a Bond Index Note will receive a payment equal to the Maturity Amount.

          The Maturity Amount for each $20 principal amount of Bond Index Notes will equal:

                        (  Final Price Return Value  )
                 $20 x  ( -------------------------- )
                        ( Initial Price Return Value )

          The "Initial Price Return Value" for the Bond Index Notes equals _____________ (which is the most recently published value of the price return component for the Index on the Bloomberg information system at 11:00 a.m., New York City time, on the fourth Business Day immediately preceding the Issue
Date).

          The "Final Price Return Value" for the Bond Index Notes will equal the most recently published value of the price return component for the Index on the Bloomberg information system at 11:00 a.m., New York City time, on the fourth Business Day immediately preceding the Stated Maturity.

          The price return component of the Bond Index Notes represents the price appreciation or depreciation of the fixed income securities underlying the Index.

          All determinations made by the Calculation Agent for Bond Index Notes shall be at its sole discretion and, absent a determination by such Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of Bond Index Notes.

Changes to the Fixed Income Indices

          The Company agrees to use its reasonable efforts to cause MLPF&S, through its Portfolio Strategies Group, to continue to calculate and publish the Index for as long as the Bond Index Notes remain outstanding.

General

          This Bond Index Note is one of a duly authorized issue of securities of the Company, issued and to be issued under an Indenture, dated as of April 1, 1983, as amended and restated (herein referred to as the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (herein referred to as the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Bond Index Notes, and the terms upon which the Bond Index Notes are, and are to be, authenticated and delivered.

          The Company hereby covenants for the benefit of the Holders of the Bond Index Notes, to the extent permitted by applicable law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Bond Index Notes.

          The Bond Index Notes are not subject to redemption by the Company or at the option of the Holder prior to the Stated Maturity.

          In case an Event of Default with respect to any Bond Index Notes shall have occurred and be continuing, the amount payable to a beneficial owner of a Bond Index Note upon any acceleration permitted by the Bond Index Notes, with respect to each $20 principal amount thereof, will be equal to (i) accrued but unpaid interest on the Bond Index Notes plus (ii) the Maturity Amount, in each case, calculated as though the date of early repayment was the Stated Maturity of the Bond Index Notes; provided, however, that the Spread is prorated on a

180-day interest period and applied each calendar day to reduce the Interest Payment Amount on each affected Interest Payment Date.

          In case of a default in payment on any Bond Index Notes (whether at the Stated Maturity or upon acceleration) from and after the Stated Maturity or the date of acceleration, as the case may be, the Bond Index Notes shall bear interest, payable upon demand of the beneficial owners thereof, at the London inter-bank offered rate for one month deposits as of December 16, 1999 as determined by the Company (the "Default Rate") (to the extent that payment of interest is legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Bond Index Notes to the date payment of such amount has been made or duly provided for.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Bond Index Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Bond Index Notes at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Bond Index Notes of each series at the time Outstanding, on behalf of the Holders of all Bond Index Notes of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond Index Note shall be conclusive and binding upon such Holder and upon all future Holders of this Bond Index Note and of any Bond Index Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Bond Index Note.

          No reference herein to the Indenture and no provision of this Bond Index Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the interest and the Maturity Amount with respect to this Bond Index Note and any interest on any overdue amount thereof at the time, place, and rate, and in the coin or currency or other consideration, herein prescribed.

          As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the transfer of this Bond Index Note may be registered on the Security Register of the Company, upon surrender of this Bond Index Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Bond Index Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Bond Index Notes are issuable only in registered form in denominations of $20 and integral multiples thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the Bond Index Notes are exchangeable for a like aggregate principal amount of Bond Index Notes in authorized denominations, as requested by the Holder surrendering the same. If (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Bond Index Note shall be exchangeable or
(z) an Event of Default under the Indenture has occurred and is continuing with respect to the Bond Index Notes, this Bond Index Note shall be exchangeable for Bond Index Notes in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $20 and integral multiples thereof. Such definitive Bond Index Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Bond Index Notes are so delivered, the Company may make such changes to the form of this Bond Index Note as are necessary or appropriate to allow for the issuance of such definitive Bond Index Notes.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          Prior to due presentment of this Bond Index Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond Index Note is registered as the owner hereof for all purposes, whether or not this Bond Index Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture and the Bond Index Notes shall be governed by and construed in accordance with the laws of the State of New York.

          All terms used in this Bond Index Note which are defined in the Indenture but not in this Bond Index Note shall have the meanings assigned to them in the Indenture.

          Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Bond Index Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  December 22, 1999


                                                Merrill Lynch & Co., Inc.


CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series [Copy of Seal] designated therein referred to in the within-mentioned Indenture.


The Chase Manhattan Bank, as Trustee            By:
                                                       Treasurer



By:                                             Attest:
     Authorized Officer                                Secretary


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